UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2021 (November 1, 2021)

American Noble Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 College Blvd.

Overland Park, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

American Noble Gas, Inc., a Delaware corporation (formerly Infinity Energy Resources, Inc.) (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with three accredited investors (the “Investors”) for the Company’s Senior Unsecured Convertible Promissory Notes due October 29, 2022 (the “Note”), with an aggregate principal face amount of $550,000. The Notes are, subject to certain conditions, convertible into 1,100,000 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $0.50 (“Fixed Conversion Price”). Pursuant to the Purchase Agreement, the Company also issued a five-and-one-half-year common stock purchase warrant (the “Warrant”) to purchase up to 1,650,000 shares of Common Stock (the “Warrant Shares” and collectively with the Note, the Conversion Shares, and the Warrant, the “Securities”) at an exercise price of $0.50, subject to customary adjustments. The closing of the offering of the Securities occurred simultaneously with the execution and delivery of the Purchase Agreement and related transaction documents, pursuant to which the Investors purchased the Securities for an aggregate purchase price of $850,000. The Company has also granted the Investors certain automatic and piggy-back registration rights whereby the Company has agreed to register the resale by the Investors of the Warrant Shares and Conversion Shares. The Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

The Notes bear interest at a rate of eight percent (8%) per annum, may be voluntarily repaid in cash in full or in part by the Company at any time (subject to the occurrence of an event of default) in an amount equal to 120% of the principal amount of each Note and any accrued and unpaid interest, and shall be mandatorily repaid in cash in an amount equal to a) fifty percent (50%) of the then outstanding principal amount equal to 120% of the principal amount of each Note and any accrued and unpaid interest in the event of the consummation by the Company of any public or private offering or other financing pursuant to which the Company receives gross proceeds of at least $2,000,000 but not greater than $3,000,000; or b) one hundred percent (100%) of the then outstanding principal amount equal to 120% of the principal amount of a Note and any accrued and unpaid interest in the event of the consummation by the Company of any public or private offering or other financing pursuant to which the Company receives gross proceeds of in excess of $3,000,000. In addition, pursuant to the Notes, so long as a Note remains outstanding, the Company shall not enter into any financing transactions pursuant to which the Company sells its securities at a price lower than the Fixed Conversion Price, subject to certain adjustments, without written consent of the Investors.

The conversion of the Notes and the exercise of the Warrants are each subject to beneficial ownership limitations such that the Investors may not convert the Notes or exercise the Warrants to the extent that such conversion or exercise would result in an Investor being the beneficial owner in excess of 4.99% (or, upon election of the Investor, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such conversion or exercise, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

Pursuant to the Purchase Agreement, for a period of twelve (12) months after the Closing Date, as defined in the Purchase Agreement, the Investors have a right to participate in any issuance of the Common Stock, Common Stock Equivalents (as defined in the Purchase Agreement), conventional debt, or a combination of such securities and/or debt (a “Subsequent Financing”), up to an amount equal to thirty-five percent (35%) of the Subsequent Financing.

The Purchase Agreement also contains customary representations, warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties thereto. Each of the Investors has previously invested in securities of the Company or otherwise had pre-existing relationships with the Company; the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Securities. Each Investor represented that it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Purchase Agreement, the Company issued to the Investors, in a private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder (the “Private Placement”), the Securities.

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The Company also entered into that certain registration rights side letter (the “Registration Rights Side Letter”), pursuant to which in the event the Company’s shares of Common Stock have not commenced trading on the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange, within one hundred twenty (120) days after the Closing Date and in the event that the Securities have not been converted into a subsequent equity offering prior to December 31, 2021, and, thereafter, the Company agreed to file a registration statement under the Securities Act to register the offer and sale, by the Company, of Common Stock underlying the Notes and the Warrants.

The closing of the Private Placement took place on November 1, 2021.

On November 4, 2021 the Company acquired an option to purchase the production and mineral rights/leasehold for oil & gas properties primarily in the Central Kansas Uplift geological formation covering over 52,000 acres (the “Properties”). The purchase option gives the Company the right to acquire the Properties from the owner for $12 million in cash prior to December 31, 2021. The option also provides AMGAS the right to acquire a related oilfield service company for $4 million in cash prior to December 31, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2021	Infinity Energy Resources, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer

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